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Nxt-ID, Inc. Announces Adjournment of Annual Meeting

OXFORD, Connecticut, January 8, 2020 – Nxt-ID, Inc. (NASDAQ: NXTD) (“Nxt-ID” or the “Company”), a provider of technology products and services for healthcare applications, today announced that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Nxt-ID has been adjourned to Monday, January 13, 2020 at 9:00 a.m. Eastern Standard Time, to be held at the office of Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, NY 10019 to allow stockholders as of October 25, 2019, the “Record Date” for the Annual Meeting, additional time to vote on the proposals described in the Nxt-ID’s Definitive Proxy Statement (the “Proxy Statement”) and set forth on the proxy attached thereto, which were filed with the Securities and Exchange Commission (“SEC”) on October 29, 2019 and mailed to you.

Nxt-ID’s Board of Directors believes the proposals are in the best interest of stockholders. While Nxt-ID has received the requisite number of votes for proposals 1 and 2, Nxt-ID has not received the requisite number of votes for proposals 3, 4 and 5.

The Company encourages all stockholders who have not yet voted to do so promptly and in all events before the adjournment date of the Annual Meeting.

Stockholders who need assistance in submitting their proxy or voting their shares of our Common Stock should please call the Company’s proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305.

Important Information

On October 29, 2019, Nxt-ID filed a Proxy Statement with the SEC in connection with Nxt-ID’s Annual Meeting. Stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision because the Proxy Statement contains important information. The Proxy Statement and any other materials filed by Nxt-ID with the SEC can be obtained free of charge at the SEC's website at www.sec.gov or from Nxt-ID at http://investors.nxt-id.com/financial-information/sec-filings.

About Nxt- ID, Inc.

Nxt-ID, Inc. (NASDAQ: NXTD) provides technology products and services for healthcare applications. The Company has extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies. Through its subsidiary, LogicMark, LLC, Nxt-ID is a manufacturer and distributor of non-monitored and monitored personal emergency response systems sold through dealers/distributors and the United States Department of Veterans Affairs.

Learn more about Nxt-ID at www.nxt-id.com.  For Nxt-ID corporate information contact: info@nxt-id.com.

Forward-Looking Statements for Nxt-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.